UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2006

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard, Suite 100

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 848-3747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Agreements

In connection with its periodic review of corporate governance matters, following the Company’s recent annual meeting of stockholders the Board of Directors of BJ’s Restaurants, Inc. (the “Company”) approved an increase in the annual fees payable to non-employee members of its Board of Directors for service on the Board. Effective January 3, 2007 (the beginning of the Company’s 2007 fiscal year), the compensation payable by the Company to directors who are not employees of the Company will be as follows:

Each non-employee director will receive a quarterly retainer of $7,500 and reimbursement for travel expenses. In addition, the chairmen of each of the Governance and Nominating Committee, the Compensation Committee, and the Audit Committee will receive an additional quarterly retainer of $1,250. Directors will no longer receive additional fees for attendance (in person or by phone) at Board or committee meetings. In addition, non-employee directors will be entitled to annual equity grants having a value of $40,000 (determined, in the case of options, under the Black Scholes model). Newly appointed non-employee Directors will continue to receive initial options to acquire 25,000 shares of common stock at a price equal to the fair market value as of the date of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: July 14, 2006	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle,
Chief Executive Officer, President and Director

By:	/s/ Gregory S. Levin
Gregory S. Levin, Chief Financial Officer